Exhibit 23.1

AerCap Holdings N.V.

6 November 2008

Reference: DA-e0084417u-brf-00625558001

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of AerCap Holdings N.V. of our report dated 18 March 2008, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in the AerCap Holdings N.V. Annual Report on Form 20-F for the year ended 31 December 2007.

Rotterdam, 6 November 2008

PricewaterhouseCoopers Accountants N.V.

/s/ H.F.M. Gertsen RA
H.F.M. Gertsen RA